EXHIBIT 99.3

Pro Forma Financial Information

The following unaudited pro forma combined balance sheet as of December 31, 2009 and the unaudited pro forma combined statements of income for the three months ended December 31, 2009 and the fiscal year ended September 30, 2009, give effect to the business combination and certain transactions of Image Metrics associated therewith.  The pro forma information is based on Image Metrics’ and the Company’s historical financial statements after giving effect to the business combination and applying the estimates, assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

For pro forma purposes, the Company’s balance sheet as of December 31, 2009 was combined with the balance sheet of Image Metrics, Ltd. as of December 31, 2009 as if the business combination had occurred on December 31, 2009.  Our statement of operations for the three months ended December 31, 2009 and the twelve months year ended September 30, 2009, was combined with combined statement of income of Image Metrics for the three months ended December 31, 2009 and the fiscal year ended September 30, 2009, respectively, as if the business combination had occurred on October 1, 2008.

The unaudited pro forma combined financial information has been prepared by Image Metrics’ and the Company’s management for illustrative purposes and it is not intended to represent the combined financial position or combined results of income in future periods or what the results actually would have been had the Company and Image Metrics been a combined company during specific periods.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As Of December 31, 2009
(U.S. dollars in thousands, except share amounts)

	International		Pro Forma		Pro Forma
	Cellular	IM, Ltd.	Adjustments		Combined
Cash	$1	$133	$3,931	(1)	$3,200
			(465	)(2)
			(400	)(4)
Restricted Cash	—	100	400	(4)	500
Accounts receivable	—	196			196
Prepaid and other current assets	—	299			299
Total Current Assets	1	728			4,195

Property & equipment, net		215			215
Investment		729			729
Total Assets	$1	$1,672	$3,466		$5,139

Accounts payable	$—	$970			$970
Accrued expenses	17	1,175	(148	)(3)	1,044
Deferred revenue		7,291			7,291
Notes payable, current portion	100	1,330	(1,000	)(6)	430
Notes payable related party		200	(200	)(8)	—
Total Current Liabilities	117	10,966	(1,348)		9,735

Accrued expenses, net of current	3	—			3
Notes payable, noncurrent	78	500	(500	)(12)	78
Notes payable to related party , noncurrent	—	2,225	(2,225	)(8)	—
Total Liabilities	198	13,691	(4,073)		9,816

Common Stock, $0.001 par value; Authorized 75,000,000 shares; issued and outstanding 3,150,000 at December 31, 2009.	3	—	12	(5)	15
Preferred Stock	—	—	8,394	(7)	8,394
Ordinary shares, £0.05 par value. Authorized 10,220,711 shares; issued and outstanding 2,125,197 shares at December 31, 2009	—	161	(161	)(7)	—
A Ordinary shares, £0.05 par value. Authorized 333,863 shares; issued and outstanding 300,607 shares at December 31, 2009	—	23	(23	)(7)	—
Preferred Ordinary shares, £0.05 par value. Authorized 1,756,254 shares; issued and outstanding 1,567,178 shares at December 31, 2009	—	5,113	(5,113	)(7)	—
Series B Preferred Ordinary shares, £0.05 par value. Authorized 3,084,113 shares; issued and outstanding 2,358,783 shares at December 31, 2009	—	6,412	(6,412	)(7)	—
Additional paid-in-capital	75	3,837	11,697	(5)	15,144
			(465	)(2)
Accumulated deficit	(275)	(27,310)	(390	)(9)	(27,975)
Accumulated other comprehensive income		(255)	—		(255)
Total Equity	(197)	(12,019)	7,539		(4,677)
Total Liabilities & Equity	$1	$1,672	$3,466		$5,139

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Three months ended December 31, 2009

	International		Pro Forma		Pro Forma
	Cellular	IM, Ltd.	Adjustments		Combined

Revenue	$—	$2,387			$2,387
COGS	—	(814)			(814)
		1,573			1,573
Operating Expenses
Selling & marketing	—	(353)			(353)
R&D	—	(384)			(384)
Depr	—	(44)			(44)
G&A	(12)	(2,054)			(2,066)
Total Operating expenses	(12)	(2,835)			(2,847)

Operating loss	(12)	(1,262)			(1,274)

Other Income (expense)
Foreign exchange gain	—	15			15
Interest expense	(2)	(80)	49	(11)	(33)
Total Other Income	(2)	(65)	49		(18)

Loss before income taxes	(14)	(1,327)	49		(1,292)

Net Loss	$(14)	$(1,327)	$49		$(1,292)
EPS Basic for Net Income	$0.00	$(0.62)			$(0.11)

Weighted Average Shares Outstanding	3,150,000	2,125,197			11,851,637

Common Stock at December 31, 2009	3,150,000	2,125,197			11,851,637

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Twelve months ended September 30, 2009

			Pro Forma		Pro Forma
	International Cellular	IM, Ltd.	Adjustments		Combined

Revenue	$—	$3,952			$3,952
Cost of revenue	—	(2,965)			(2,965)
	—	987			987
Operating Expenses
Selling and marketing		(2,706)			(2,706)
Research and development		(2,190)			(2,190)
Depreciation and amortization		(218)			(218)
general and administrative	(58)	(2,785)	—		(2,843)
Total Operating expenses	(58)	(7,899)	—		(7,957)

Operating loss	(58)	(6,912)	—		(6,970)

Other Income (expense)
Foreign exchange gain	—	537			537
Interest expense	(8)	(404)	100	(10)	(702)
			(390	)(9)
Interest income	—	—	—		—
Total Other Income	(8)	133	(290)		(165)

Loss before income taxes	(66)	(6,779)	(290)		(7,135)
Income taxes	—	—	—		—
Net loss	$(66)	$(6,779)	$(290)		$(7,135)

EPS Basic for Net Income	$(0.02)	$(3.19)			$(0.60)

Weighted Average Shares Outstanding	3,150,000	2,125,197			11,851,637

Common Stock at September 30, 2009	3,150,000	2,125,197			11,851,637

Note A. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited condensed combined financial statements:

(1)
Amount represents net cash proceeds plus pro forma adjustments which presume the convertible note payables would not have been outstanding during the period and any associated interest expense would not have been incurred.

(2)
Amount represents the Company’s transaction costs of approximately $465,000, which consists primarily of brokerage and legal fees that are directly related to the sale and issuance of the series A preferred stock.  In accordance with ASC 505-10-25 “Equity - Recognition”, transaction costs incurred resulting from transactions in our own stock shall be excluded in determination of net income.

(3)
Amount represents the accrued interest on notes payable that would not have been incurred during the fiscal year ended September 30, 2009, the three months ended December 31, 2009, and was outstanding at time of transaction. Accrued interest of $193,000 as of March 10, 2009 was converted as part of the offering described previously in this document.

	Accrued interest as of March 10, 2010	Accrued interest as of December 31, 2009	Q1 2010 expense	FY2009 expense
SHV	$147	$120	$36	$84
Verus	18	6	6	—
Kahane	26	22	7	15
	$193	$148	$49	$99

(4)	Amount represents cash held in a restricted account managed by an escrow company. The cash can only be used for managing the Company’s investor relations.
(5)	Amount represents the par value of the shares issued to Image Metrics, Ltd. in exchange for all of Image Metrics, Ltd. outstanding stock. 11,851,637 shares were exchanged with a par value of $0.001.
(6)	Amount represents the principal amount of a note payable to Verus that Verus converted to equity as part of the transaction.
(7)
Amount represents the value of the preferred stock issued as part of the offering.  8,394,098 shares of series A preferred stock were issued at a market price of $1 per share, as described previously in this document.

(8)	Amount represents principal balance of convertible note payable held by Saffron Hill Ventures and was converted as part of the transaction.
(9)	Amount represents the interest expense the Company recorded equal to the intrinsic value of the beneficial conversion received by the note holders of the $2.0 million Bridge Loan.
(10)
Amount represents interest expense incurred during the three months ended December 31, 2009 from notes payable that convert as part of this transaction, therefore the notes would not have been outstanding during this period and interest would not have been incurred.

(11)
Amount represents interest expense incurred in the fiscal year ended September 30, 2009 from notes payable that convert as part of this transaction, therefore the notes would not have been outstanding during this period and interest would not have been incurred.

(12)
Amount represents the principal balance of convertible note payable held originally by Marie Kahane.  During the period prior to the close of this transaction, this note payable was assumed by SHV and then converted as part of the transaction.